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                                                                   EXHIBIT 11.2


                          MEDICAL MANAGER CORPORATION
                      BASIC AND DILUTED EARNINGS PER SHARE
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  THREE MONTHS                           NINE MONTHS
                                                                       ENDED                                 ENDED
                                                                SEPTEMBER 30, 1997                    SEPTEMBER 30, 1997
                                                                ------------------                    ------------------
Net Income                                                                  $2,282                                $7,220
                                                                ==================                    ==================
BASIC EARNINGS PER SHARE:
------------------------------------------------

Weighted average common shares outstanding                                  19,819                                19,734
                                                                ==================                    ==================

Basic earnings per share                                                     $0.12                                 $0.37
                                                                ==================                    ==================

DILUTED EARNINGS PER SHARE:
------------------------------------------------

Weighted average common shares outstanding                                  19,819                                19,734
Common equivalent shares:
         Stock awards                                                           28                                     1
         Stock options                                                         653                                   306
                                                                ------------------                    ------------------
Diluted shares                                                              20,500                                20,041
                                                                ==================                    ==================

Diluted earnings per share                                                   $0.11                                 $0.36
                                                                ==================                    ==================
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